SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2010, deCODE genetics, Inc. (“deCODE”) received notice from the Nasdaq Stock Market that its common stock will be suspended from the Nasdaq Stock Market as of the open of business on January 6, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove deCODE’s common stock from listing on the Nasdaq Stock Market.

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2009, deCODE’s Board of Directors terminated the deCODE genetics, Inc. Change in Control Benefits Plan, which was adopted on November 6, 2007.

On December 30, 2009, in recognition of the increased demands imposed by deCODE’s ongoing proceeding under Chapter 11 of the U.S. Bankruptcy Code, at the recommendation of its Compensation Committee, deCODE’s Board of Directors approved an increase in the base salary of certain officers, including Lance Thibault, deCODE’s chief financial officer, for the period commencing December 1, 2009 and ending February 28, 2010 or such later date as the Board of Directors or the Compensation Committee shall determine.  Mr. Thibault’s salary was increased from $360,000 to $540,000 for this period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: January 5, 2010